Exhibit 99.2

Manpower Inc. 2005 3rd Quarter Results October 19, 2005

Forward Looking Statement:

This presentation includes forward-looking statements which are subject to risks and uncertainties. Actual results might differ materially from those projected in the forward-looking statements. Forward-looking statements can be identified by words such as “expect,” “plan,” “may,” “will,” and similar expressions. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K dated December 31, 2004, which information is incorporated herein by reference, and such other factors as may be described from time to time in the Company’s SEC filings.

Consolidated Financial Highlights

Q3 Highlights

6% 6% CC Revenue $4.1B

40 bps Gross Margin 18.3%

4% 4% CC Operating Profit $132M

10 bps OP Margin 3.2%

0% $.87

0% CC EPS

Throughout this presentation, the difference between reported variances and Constant Currency (CC) variances represents the impact of currency on our financial results. Constant Currency is further explained on our Web site.

Consolidated Financial Highlights

Gross Profit Margin Change

19%

18%

17%

16%

18.67%

+ 0.12%

- 0.16%

- 0.26%

- 0.16%

- 0.10%

+ 0.14%

18.25%

Q3 2004

US

EMEA

Staffing

France

Jefferson Wells

Mix - Right

Permanent Recruitment

Q3 2005

United States Segment

Q3 Financial Highlights

0% Revenue $532M

45% OUP $23M

140 bps OUP Margin 4.3%

Operating Unit Profit (OUP) is the measure that we use to evaluate segment performance. OUP is equal to segment revenues less direct costs and branch and national headquarters operating costs.

France Segment

Q3 Financial Highlights

7% 7% CC Revenue $1.5B

10% 9% CC OUP $50M

60 bps OUP Margin 3.4%

EMEA Segment

Q3 Financial Highlights

6% 7% CC Revenue $1.4B

37% 38% CC OUP $47M

80 bps OUP Margin 3.4%

EMEA Segment

% of Segment

Revenue Q3 Revenue Growth YoY

-5%

18% UK - Manpower -3%

17% Nordics 6%

5%

15% Italy 11%

11%

12% 16%

Elan 18%

9% Germany 19%

19%

8% 13%

Spain 13%

6% Holland 8%

8%

1%

15% Other 1%

Revenue Growth

Revenue Growth - CC

Jefferson Wells Segment

Q3 Financial Highlights

6% 11% SEQ Revenue $104M

54% OUP $12M

1160 bps OUP Margin 11.1%

Sequential (SEQ) variance represents the growth over the previous quarter.

Right Management Segment

Q3 Financial Highlights

6% 7% CC Revenue $96M

35% 40% CC OUP $2M

100 bps OUP Margin 2.2%

Other Operations Segment

Q3 Financial Highlights

19% 15% CC Revenue $533M

55% 50% CC OUP $17M

70 bps OUP Margin 3.1%

Other Operations Segment

% of Segment

Revenue Q3 Revenue Growth YoY

39% Japan 7%

9%

17% Australia/NZ 13%

6%

14% Mexico 33%

25%

30% Other 35%

28%

Revenue Growth

Revenue Growth - CC

Financial Highlights

Balance Sheet Highlights

Total Debt

$ in millions

1,000

800

600

400

200

0

822

538

842

416

902

370

627

231

754

391

756

324

2002

2003

2004

Q1

Q2

Q3

2005

Net Debt

Total Debt

Total Debt to Total Capitalization

Percent

60%

50%

40%

30%

20%

10%

0%

45%

39%

29%

22%

27%

26%

2002

2003

2004

Q1

Q2

Q3

2005

Cash Flow Summary – 9 Months

(in millions) 2005 2004

Cash from Operations $174 $62

Capital Expenditures (56) (43)

Free Cash Flow 118 19

Share Repurchases * (204) -

Change in Debt (26) 5

Other 12 (35)

Change in Cash $(100) $(11)

* 5,000,000 shares

Fourth Quarter Outlook

Revenue

U.S. Flat

France Down 1-3% (Up 5-7% CC)

EMEA Flat (Up 5-7% CC)

Jefferson Wells Down 2-4%

Right Down 6-8% (Down 4-6% CC)

Other Up 10-12% (Up 11-13% CC)

Total Up 0-2% (Up 5-7% CC)

Gross Profit Margin 18.2 - 18.4%

Operating Profit Margin 3.1 – 3.3%

Tax Rate 36.5%

EPS $.82 - $.86 (Negative $.05 Currency)

Manpower Inc.

2005 3rd Quarter Results October 19, 2005

Questions